UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Micro Component Technology, Inc.
(Name of Registrant as Specified In Its Charter)

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MICRO COMPONENT TECHNOLOGY, INC.

2340 West County Road C

St. Paul, Minnesota 55113

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of MICRO COMPONENT TECHNOLOGY, INC.:

A Special Meeting of the Shareholders of Micro Component Technology, Inc. will be held at the headquarters of Micro Component Technology, Inc., 2340 West County Road C, St. Paul, Minnesota 55113, at 11:00 a.m., on Wednesday, November 26, 2008, for the purpose of considering and voting upon the following matters:

1.               To approve an amendment to the Company’s Articles of Incorporation to change the name of the Company to MCT, Inc.

2.               To approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance by the Company from 100,000,000 shares to 300,000,000 shares.

3.               To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The directors have fixed the close of business on October 13, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Roger E. Gower
Roger E. Gower
President and CEO

St. Paul, Minnesota

October 13, 2008

PLEASE SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY.

YOU MAY NEVERTHELESS VOTE IN PERSON
IF YOU DO ATTEND THE MEETING.

MICRO COMPONENT TECHNOLOGY, INC.

2340 West County Road C

St. Paul, Minnesota 55113

PROXY STATEMENT

Special Meeting of Shareholders

To be held November 26, 2008

GENERAL

The enclosed Proxy is solicited by the Board of Directors of Micro Component Technology, Inc. (the “Company”) in connection with a Special Meeting of the Shareholders of the Company to be held on Wednesday, November 26, 2008, at 11:00 a.m., or any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of the Special Meeting.  Such solicitation is being made by mail and may also be made by directors, officers, and employees of the Company.  The Company has also retained The Proxy Advisory Group, LLC as a proxy solicitor for an estimated fee of $13,000.

A proxy may be revoked by the shareholder by communication in writing to the Secretary of the Company at any time prior to exercise of the proxy.  Proxies may also be revoked by delivery of a later dated proxy or by voting in person.  Shares represented by proxies will be voted as specified in such proxies on any matter identified in the proxies.  Subject to rules of the Securities and Exchange Commission, shares will be voted in the discretion of the proxy holders on any other matter that may properly come before the meeting.  Proxies and shareholder votes at the meeting will be tabulated by officers of the Company.

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company.  The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of stock. It is anticipated that these proxy materials will be mailed to the shareholders on or about October 13, 2008.

OUTSTANDING SHARES AND VOTING RIGHTS

Only shareholders of record at the close of business on October 13, 2008, will be entitled to vote at the Special Meeting.  There are currently 37,876,889 shares of Common Stock outstanding.  Shareholders are entitled to one vote for each share of Common Stock held by them.  The Common Stock does not have preemptive rights or cumulative voting rights.

Under Minnesota law, each item of business properly presented at a meeting of shareholders at which a quorum is present must be approved by the vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on that item of business, except that directors are elected by the affirmative vote of the holders of a plurality of the shares present and entitled to vote. Votes cast by proxy or in person at the Special Meeting will be tabulated at the meeting to determine whether or not a quorum is present.  Abstentions will be treated as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote.  If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

ITEM I

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION

TO CHANGE THE NAME OF THE COMPANY TO MCT, INC.

The shareholders will be requested at the Special Meeting to approve an amendment to the Company’s Articles of Incorporation to change the name of the Company from Micro Component Technology, Inc. to MCT, Inc.  The Board of Directors approved the amendment on September 23, 2008, but under Minnesota law, it must also be approved by the shareholders to become effective.

The Company has long been referred to simply as “MCT” by investors, customers, employees and others, because MCT is short, easy-to-write, and consistent with other brands in the technology industry.  The Company’s domain name has always been mct.com.  The Company considers “MCT” to be one of its most valuable trademarks.  In the summer of 2008, the Company retained a marketing firm, and is undergoing a major rebranding and corporate identity change, which will include adopting a new logo, updating the Website, revising sales materials and other information about the Company, and changing the look of the Company’s products.  This rebranding de-emphasizes the name “Micro Component Technology, Inc.,” and uses “MCT” as the new corporate identity and major brand.  As part of this process, it was also decided to change the corporate name to MCT.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY.

ITEM II

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE

THE NUMBER OF AUTHORIZED SHARES TO 300,000,000 SHARES

Description of Amendment

The shareholders will be requested at the Special Meeting to approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance by the Company from 100,000,000 shares to 300,000,000 shares (the “Amendment”).  The Board of Directors approved the Amendment on September 23, 2008, but under Minnesota law, it must also be approved by the shareholders to become effective.

The Company’s Articles of Incorporation currently authorize the Company to issue a total of 100,000,000 shares of Common Stock, and 1,000,000 shares of Preferred Stock.  There are currently 37,876,889 shares of Common Stock outstanding, 12,254,235 shares of Common Stock reserved for issuance to directors, officers, employees, and consultants under the Company’s stock benefit plans and programs, 30,000 shares reserved for issuance upon exercise of a warrant granted to a prior lender, and 45,154,922 shares reserved for issuance to Laurus upon exercise of its warrants, options and convertible note.  This leaves only 4,683,954 shares of Common Stock available for future issuance.

As described more fully below, on July 31, 2008, the Company entered into a loan transaction (the “July Loan”) with affiliates of its secured lender, Laurus Master Funds, Ltd. (Laurus Master Funds, Ltd. and its affiliates are referred to herein as “Laurus.”)  Laurus has been the Company’s secured lender since 2004.  As part of the July Loan, among other things, the Company borrowed an additional $3,500,000 that is due on November 30, 2008, and the allowed overadvance on the Company’s revolving line of credit was increased to $1,000,000 until November 30, 2008.  As of September 23, 2008, the Company was indebted to Laurus in the amount of $14,230,987, which includes the July Loan.  Currently, approximately $3,500,000 of principal on this debt becomes due and payable in full on November 30, 2008, principal payments of $44,000 per month on the remaining debt commence on January 1, 2009, and all of the remaining principal and accrued interest becomes due and payable in full on or before September 30, 2009.  The Company currently does not have sufficient funds to repay these amounts on their due dates.

As part of the July Loan, Laurus agreed that it would extend the maturity date on all of the Company’s indebtedness to July 31, 2010 if, no later than November 30, 2008, the Company held a shareholders’ meeting to approve an amendment to the Articles of Incorporation to increase the number of authorized shares, and granted to Laurus an additional ten-year warrant to purchase 146,143,792 shares of the Company’s Common Stock at $.01 per share (the “New Warrant”).

The directors believe that it is in the best interests of the Company and its shareholders to amend the Articles of Incorporation to authorize 200,000,000 additional shares of Common Stock, so that the Company will have sufficient shares to issue the New Warrant, and so that it will have additional shares available for regular corporate purposes, including future financings, employee benefit plans and acquisitions.

If the shareholders approve the Amendment, then the Company intends to issue the New Warrant to Laurus.  Under the July Loan documents, this will automatically cause the maturity date of all of the Company’s debt obligations to Laurus to be extended to July 31, 2010.  The Company believes that this will allow it to continue in operation and seek to execute its business plan and various strategic initiatives with maximum potential benefit to shareholders.

If the shareholders do not approve the Amendment by November 30, 2008, the Company will be unable to issue the New Warrant to Laurus, and the July Loan will become immediately due and payable.  The Company will almost certainly be unable to pay the amount due, and therefore will be in default.  Due to the operation of cross-default provisions, this default will also cause a default on all of the Company’s other debt with Laurus.  Unless the Company is then able to find other financing or Laurus agrees to waive the defaults, Laurus could take a number of actions as secured creditor, including foreclosure, forced sale of the Company and/or involuntary bankruptcy.  In any of those cases, the Company’s Common Stock could become worthless, and the shareholders could lose the entire value of their investment in the Company.

Background to the July Loan

Prior to the July Loan, the Company’s financial condition was dire.  In June of 2008, the Company implemented an employee restructuring that included layoffs, salary cuts and a mandatory four-day workweek.  As of June 28, 2008, the end of the Company’s second quarter, the Company had only $392,000 of cash and cash equivalents, and there was an overadvance of $443,000 in excess of the borrowing base on its working capital line of credit, which made it impossible to make additional borrowings on the line of credit.  As a result of these conditions, the Company’s ability to pay its vendors and make payroll were in doubt, and management and the Board attempted to obtain additional financing so that the Company could continue to operate.  The Board also retained bankruptcy counsel to advise it regarding potential bankruptcy issues.

The Board of Directors made extensive efforts to find alternative sources of financing prior to the July Loan.  The Company’s officers made numerous inquiries with other potential financing sources, to no avail.  In addition, prior to entering into the July Loan, the Board of Directors engaged OEM Capital Corp. (“OEM Capital”), an investment banking firm based in Connecticut and experienced in financing, mergers and acquisitions, and other strategic initiatives in the technology infrastructure industry, to make inquiries and seek alternatives to the July Loan.  After reviewing the Company’s financial position, the proposed loan arrangement with Laurus and the existing debt obligations to Laurus, and other relevant matters, OEM Capital approached 42 potential sources of alternative financing arrangements for the Company over a two-week period.  Of these 42, only eight showed even an initial indication of interest in considering providing any financing to the Company.  Of these eight, none made any formal proposals, but merely indicated that they might be interested in discussing alternatives with the Company.  However, it was OEM Capital’s opinion that it was extremely unlikely that any of these financing sources would be willing to provide financing to the Company on terms which were more beneficial than the proposed July Loan, based on OEM Capital’s initial discussions with them.  Therefore, the Board of Directors of the Company decided to consummate the July Loan.  The Board did, however, engage OEM Capital to continue to pursue other potential financing alternatives until the end of September, 2008.

Terms of the July Loan

The Company and Laurus entered into the July Loan on July 31, 2008.  The Company borrowed an additional $3,500,000 pursuant to a secured note which bears interest at the rate of twelve (12%) percent per annum, and is secured by all of the assets of the Company and its subsidiaries.  As of September 23, 2008, $1,332,000 of the $3,500,000 loan had been advanced by Laurus to the Company. The July Loan includes a number of financial covenants. If the Company fails to comply with any of the covenants, Laurus can refuse to advance the balance of the $3,500,000. Failure to comply with any of the covenants could also constitute a default in the July Loan and the other debt with Laurus.

As part of the July Loan, the Company granted to Laurus a ten-year warrant to purchase 31,000,000 shares of the Company’s common stock at $0.01 per share.  The new note matures on November 30, 2008.  Also as part of the July Loan, the allowed overadvance on the Company’s revolving line of credit with Laurus was increased to $1,000,000 until November 30, 2008.  The issuance of the warrant to purchase 31,000,000 of the Company’s common stock to Laurus as part of the July Loan required the Company to reserve substantially all of its remaining authorized shares of common stock for issuance upon exercise of the warrant.

The following table sets forth the principal terms on the existing loans from Laurus to the Company as of September 23, 2008, including the July Loan:

Description	Amount	Interest Rate	Principal Due Dates*
Term Note	$5,250,000	Prime plus 2.5%, minimum of 9%	$44,000 monthly payments starting January 1, 2009, balance due September 30, 2009
Equipment Term Note	$964,138	Prime plus 2%, minimum of 9%	September 30, 2009
Convertible Note	$1,229,919	10%	September 30, 2009
Revolving Line of Credit	$3,286,930	Prime plus 2.5%, minimum of 9%	September 30, 2009
Term Note	$3,500,000	12%	November 30, 2008
Total Laurus Debt, as of September 23, 2008	$14,230,987

*All principal payments will be extended to July 31, 2010 if the Amendment is approved and the additional shares are authorized.

The following table contains information on the options, warrants and convertible securities that have been issued by the Company to Laurus in connection with the existing loans:

	Grant Date
	July 2008	December 2007	March 2007	December 2006*	February 2006	April 2005	January 2005	March 2004
Number of Shares	31,000,000	3,500,000	5,000,000	2,459,838	2,500,000	2,556,651	150,000	400,000
Exercise Price	$0.01	$0.01	$0.01	$0.50	$0.01	$0.01	$0.67	$2.30-$2.88
Debt Issue Costs	$201,000	$0	$56,000	—	$347,000	$104,000	$0	$343,000
Unexercised Warrants as of September 23, 2008	31,000,000	3,500,000	5,000,000	2,459,838	1,860,000	785,084	150,000	400,000

*Acquired by Laurus from an unrelated investor.

Of the 47,566,489 total options, warrants and convertible securities previously issued to Laurus, 45,154,922 are outstanding as of September 23, 2008.

If the shareholders approve the Amendment, and the Company issues the New Warrant to Laurus, Laurus and its affiliates will have the right to acquire a total of 191,298,714 shares of the Company’s common stock pursuant to its warrants and other convertible securities. If Laurus later chose to exercise all of those warrants and convertible securities, it would own approximately 80% of the Company’s outstanding Common Stock, and would be in effective control of the Company. Among other things, Laurus would be able to elect a new Board of Directors, and through the new Board, could control virtually all aspects of the management and operation of the Company, subject to the rights of the other shareholders under Minnesota law.

Due to the significance of the issuance of the New Warrant to the Company and its shareholders, the Board determined that it should seek the opinion of an investment banker regarding the fairness, from a financial point of view, of the terms of the July Loan, including issuance of the two warrants.  That opinion, and its conclusions, are more fully described below.  See “Opinion of Financial Advisor.”

Recommendation of the Board of Directors

The Board of Directors of the Company has approved the Amendment.  The Board of Directors recommends that shareholders vote FOR approval of the Amendment.

In reaching these conclusions, the Board of Directors considered many factors, including, but not limited to, the following:

1.                        The Terms of the July Loan From Laurus.  The Company’s officers and its advisors entered into extensive negotiations with Laurus regarding the terms of this loan, and believe that they are the best terms which were available from Laurus.

2.                        The Lack of Any Realistic Alternative Financing Options for the Company.  As described above, OEM Capital contacted 42 potential financing sources over a two-week period, and only eight indicated even a preliminary level of interest.  It was OEM Capital’s view, concurred in by the Board of Directors, that none of these preliminary indications offered any realistic potential alternative to the July Loan.

3.                        Fairness Opinion.  The opinion of OEM Capital that, based on and subject to the assumptions and conditions set forth in their opinion, the July Loan, including the issuance of the two warrants thereunder, is fair to the Company and its shareholders from a financial point of view.  The Board of Directors agrees with the opinion of OEM Capital.

4.                        The Consequences to the Company and its Shareholders of a Failure to Approve the Amendment and Issue the New Warrant.  If the shareholders fail to approve the Amendment, resulting in the inability of the Company to issue the New Warrant, all of the Company’s debt with Laurus and its affiliates, $14,230,987 as of September 23, 2008, will become due and payable between November 30, 2008 and September 30, 2009.  It is extremely unlikely that the Company will have the ability to pay this amount, with the possible result being a foreclosure or involuntary bankruptcy.

5.                        The Positive Consequences of Issuance of the New Warrant.  Upon issuance of the New Warrant, the maturity dates of all of the Company’s debts with Laurus will be extended to July 31, 2010.  This will give the Company time and financial resources to seek to execute its business plan and pursue other strategic initiatives.  The Company and the Board of Directors believes that this course offers the best opportunity to maximize the potential value of the Company, and offers the best chance to maximize potential benefit to shareholders.

Opinion of Financial Advisor

At the September 23, 2008 meeting of the Company’s Board of Directors, OEM delivered its opinion that, based on and subject to the assumptions and conditions set forth in its opinion, the terms of the July Loan, including issuance of the warrants to purchase common stock pursuant thereto, are fair to the Company and its shareholders, from a financial point of view.

The full text of the OEM opinion, which sets forth the assumptions made, matters considered, and limitations on the scope of review undertaken by OEM in rendering its opinion, is attached to this proxy statement as Exhibit I.  The Company and its Board of Directors encourage shareholders to read the opinion carefully and in its entirety.  The summary of the OEM opinion in this proxy statement is qualified in its entirety by reference to the full text of the OEM opinion.

The OEM opinion was provided to the Company’s Board of Directors in connection with its consideration of the July Loan and addresses only the fairness, from a financial point of view, as of the date of the OEM opinion, of the terms of the July Loan.  The OEM opinion does not constitute a recommendation as to how any shareholder should vote on the Amendment or any other matter.

In arriving at its opinion, OEM reviewed:

(1)	Certain internal financial statements and other financial and operating data concerning the Company as prepared by the Company;

(2)	Certain financial projections prepared by the management of the Company, as of July 31, 2008;

(3)	Discussions with senior executives of the Company as to past and current operations and financial condition and prospects;

(4)	Reported stock prices and trading volume of the Company’s common stock;

(5)

The financial performance of the Company and the prices and trading volume of the Company’s stock relative to and in comparison with that of certain other publicly-traded companies in the industry and their securities;

(6)	The July Loan agreement with Laurus and certain related documents;

(7)	The financial terms, to the extent publicly available, of certain comparable transactions between Laurus and other similar companies.

In connection with its evaluation and preparation of the opinion, OEM assumed and relied upon the accuracy and completeness of all financial and other information supplied to OEM by the Company’s management and all publicly available information, and did not independently verify this information.  In particular, OEM relied upon the assessment by the Company’s management of the Company’s products.  OEM also relied upon the Company’s management as to the reasonableness and achievability of the financial projections (and the assumptions and bases in the projections) that the Company’s management provided to OEM, and OEM assumed that the projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the Company’s future operating performance.  OEM was not requested to make, and did not make, an independent appraisal or evaluation of the Company’s assets, properties, facilities, or liabilities, and OEM has not been furnished with any appraisals or evaluations in respect thereof.

The OEM opinion is necessarily based on economic, market, and other conditions and circumstances as they existed or were in effect on, and the information made available to OEM as of, September 19, 2008.  Events occurring after that date could materially affect the assumptions used in preparing the opinion.  OEM has not undertaken and is not obligated to affirm or revise its opinion or otherwise comment on any events occurring after the date it was given.

In arriving at its opinion, OEM made no independent investigation of any legal, tax, or accounting matters that may affect the Company and assumed the accuracy and completeness of all legal, tax, and accounting advice received by the Company relating to the July Loan.

The following is a summary of the principal financial and valuation analyses performed by OEM in connection with its preparation of the opinion.  These analyses were presented to, and discussed with, the Company’s Board at its meeting on September 23, 2008.

Summary of OEM Analysis

OEM considered a number of factors in reaching its opinion, which are summarized below:

1.             The Company’s Deteriorating Financial Condition.  OEM reviewed the Company’s historical financial performance and noted that, partly due to steadily deteriorating conditions in its primary customer market for semi-conductor manufacturing equipment worldwide, the Company’s financial condition had been progressively weakening, in particular during the six year period from 2001 to 2007.  The Company has not had an annual profit since 1996, and has recorded positive earnings in only 4 out of 26 quarters during the 6 ½ years prior to the July Loan.

                1.1           The Company is a Distressed Credit.  Due to extreme levels of leverage for a company of its size, its steady decline in operating performance, and its overall financial condition, by the end of 2007 the Company had increasingly become a “distressed credit” reflected by a pattern of increasing debt and increased frequency of renegotiation of debt with Laurus.

                1.2           The Company’s Weakening Stock Market Performance.  The Company’s stock price has declined to $0.05 at the close on September 9, 2008, most likely as a result of the market acknowledging the reality of the Company’s poor financial condition.  Historically, the Company has experienced a high level of volatility in its stock price.

                1.3           Possible Insolvency.  Given the financial condition of the Company at the time of the July Loan, it is possible that the Company was hovering at or near financial insolvency.  The Company’s financial survival was dependent on the extension of credit provided by Laurus, particularly in the absence of any other available financial credit or equity investment.  Since 2004, the Company’s auditors have annually issued a qualified opinion as to the Company’s ability to continue as a “going concern”.

2.             Strategic Capital Raising Alternatives Available.  The alternative private market for publicly-owned securities (the “PIPE” market) has been contracting during 2007, and has experienced a “flight to quality” with investors favoring investments in financially sound companies.  The availability of this credit to “distressed” companies such as the Company has virtually disappeared.  Likewise, as discussed above, OEM’s contacts with 42 “distressed asset” lenders indicated that no other sources of financing were likely available to the Company.  Another possible alternative was a sale of assets.  However, the Company’s assets do not readily lend themselves to a piecemeal sale without disrupting the Company’s ongoing operations and, in any case, it is unlikely that Laurus would have approved such transactions.

3.             Evaluation of the July Loan Credit Terms.  OEM reviewed the history of the Company’s lending relationship with Laurus and concluded, based on this history and the current situation, that Laurus has repeatedly shown flexibility in working with the Company to sustain the Company’s operations and has supported the Company in an effort to allow it to eventually grow out of its financial problems.  Laurus at the time of the July Loan was an “under-collateralized” lender which had very little choice but to ask for, and the Company had very little choice but to grant, more and ever cheaper warrant consideration.  OEM reviewed a total of 20 similar transactions engaged in by Laurus with “distressed” credits in the last two years, for which information was publicly available, and determined that Laurus has followed a fairly consistent pattern, with only minor differences, in structuring its financial terms for these types of loans.  In general, the terms granted to the Company by Laurus for the July Loan were consistent with these other transactions funded by Laurus.

4.             Assessment of the Fairness of the July Loan to the Company and its Shareholders.  In light of all these factors, OEM reviewed the terms of the July Loan and concluded that they were fair to the Company and its Shareholders from a financial point of view.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Common Stock as of September 23, 2008 by:   (a) each person known to the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (b) each of the Company’s executive officers named in the Summary Compensation table, (c) each of the Company’s directors and nominees for election as directors, and (d) all of the executive officers and directors as a group:

	Shares Beneficially Owned
Name and Address of Beneficial Owners	Number	Percent

FIVE PERCENT SHAREHOLDERS

Perkins Capital Management, Inc., 730 East Lake Wayzata, MN 55391 (1)	9,727,166	25.7%

Laurus Master Fund, Ltd., 335 Madison Avenue, 10th Floor New York, New York 10017 (2)	3,943,784	9.9%

DIRECTORS AND EXECUTIVE OFFICERS

Roger E. Gower (3)	1,643,076	4.2%
Richard L. Sidell (3)	315,727	*
Jesse DeGennaro (3)	234,616	*
Bruce R. Ficks (3)	161,540	*
David M. Sugishita (3)	116,250	*
Donald R. VanLuvanee (3)	116,250	*
Richard E. Struthers (3)	31,250	*
All directors and executive officers as a group (8 in number) (3)	2,703,719	6.7%

* Denotes less than 1% of shares outstanding.

(1)	Perkins Capital Management, Inc. is a registered investment advisor. Its ownership includes shares held for clients and shares held by Perkins Opportunity Fund.

(2)

Laurus Master Fund Ltd. is the Company’s secured lender. Its ownership includes 2,367,067 shares, and 1,576,717 shares issuable within 60 days upon exercise of options and warrants granted in financing transactions, and conversion of the Company’s 10% Senior Subordinated Convertible Note. Laurus holds options and warrants for 43,578,205 additional shares that are not exercisable within the next 60 days.

(3)

Includes shares deemed beneficially owned by virtue of the right to acquire them within 60 days pursuant to exercise of MCT’s stock options as follows: Mr. Gower – 1,623,076; Mr. Sidell – 311,561; Mr. Sugishita – 116,250; Mr. VanLuvanee – 116,250; Mr. Struthers – 31,250; and all directors and executive officers as a group – 2,679,553.

OTHER BUSINESS

The Company knows of no business that will be presented for consideration at the Special Meeting other than that described in this Proxy Statement.  As to other business, if any, that may properly come before the Special Meeting, it is intended that proxies solicited by the Board of Directors will be voted in accordance with the judgment of the person or persons voting the proxies, subject to rules of the Securities and Exchange Commission.

A representative of the Company’s registered public accounting firm, Olsen Thielen Co., Ltd., is expected to be present at the Special Meeting to answer appropriate questions, and will also be given the opportunity to make a statement if they wish to do so.

INCORPORATION BY REFERENCE

Incorporated by reference into this Proxy Statement are the following sections from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the Quarterly Report on Form 10-Q for the quarter ended June 28, 2008:  Financial Statements and Schedules, Supplementary Financial Information, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Changes in and Disagreements with Accountants, and Quantitative and Qualitative Disclosures About Market Risk.  Copies of these reports are available from the Company upon request.

SHAREHOLDER PROPOSALS

The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules.  The Company’s next meeting of shareholders (for the year ending December 31, 2008) is expected to be held on or about June 18, 2009, and proxy materials in connection with that meeting are expected to be mailed on or about May 8, 2009.  Any shareholder proposals prepared in accordance with the proxy rules for inclusion in the Company’s proxy materials must be received by the Company on or before January 12, 2009.

By Order of the Board of Directors

/s/ Roger E. Gower
Roger E. Gower
President, CEO, & Secretary

EXHIBIT I

OEM Capital

Technology Investment Banking

Software • Communications • Computers • Electronics

September 19, 2008

Board of Directors

Micro Component Technology, Inc.

2340 West County Road C

St. Paul, MN 55113-2528

Re: MCT Fairness Opinion

Dear Sirs:

We understand that Micro Component Technology, Inc. (“MCT” or the “Company”) has entered into an additional loan transaction (the “Transaction”) with Laurus Funds (“Laurus”) under an Agreement dated July 31, 2008 (the “Agreement”), which provides, among other things, for an additional borrowing of $3,500,000 pursuant to a secured note, which bears interest at the rate of twelve (12%) percent per annum and which is secured by all the assets of the Company and its subsidiaries. As part of this Transaction, the Company granted to Laurus a ten-year warrant to purchase 31,000,000 shares of the Company’s common stock at $0.01 per share. The new loan matures on November 30, 2008. Also, the allowed over-advance on the Company’s revolving line of credit with Laurus was increased from $500,000 to $1,000,000 until November 30, 2008.

Also as part of this Transaction, the maturity date on this new loan, and all of the Company’s debt with Laurus (including the over-advance), will be extended to July 31, 2010 if, no later than November 30, 2008, MCT holds a shareholder meeting to increase its authorized number of shares, and grants to Laurus an additional ten-year warrant to purchase 146,143,792 shares of the Company’s common stock at $0.01 per share. If the maturity date of the other outstanding debt with Laurus is not extended, then, in addition to the new loan maturing on November 30, 2008, monthly principal payments of $44,000 will commence starting on January 1, 2009, and that other debt will mature on September 30, 2009.

The Board of Directors has requested our opinion (“Fairness Opinion”) as investment bankers as to whether the terms of the Transaction are fair from a financial point of view to the Company and its shareholders (the “Engagement”).

2507 Post Road • Southport CT 06890-1259 • Tel (203) 254-0200 • Fax (203) 259-4041
www.oemcapital.com

INTERNATIONAL NETWORK OF M&A PARTNERS

In the course of this Engagement, we have reviewed certain financial and business information as provided by the Company as well as from publicly available independent sources. For purposes of the opinion, we have reviewed the following:

(1)	Certain internal financial statements and other financial and operating data concerning the Company as prepared by MCT;
(2)	Certain financial projections prepared by the management of the Company, as of July 31, 2008;
(3)	Discussions with senior executives of the Company as to past and current operations and financial condition and prospects of MCT;
(4)	Reported stock prices and trading volume of the Company’s common stock;
(5)

The financial performance of the Company and the prices and trading volume of MCT stock relative to and in comparison with that of certain other publicly-traded companies in the industry and their securities;

(6)	The Agreement with Laurus Funds and certain related documents;
(7)	The financial terms, to the extent publicly available, of certain comparable transactions between Laurus Funds and other similar companies.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have relied upon, without independent verification, the assessment by the management of MCT of the Company’s products, and the validity of, and risks associated with, the Company’s existing and future products. We have not made any independent evaluation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such evaluation or appraisal. Our Fairness Opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that, although subsequent developments may affect this Fairness Opinion, we do not have any obligation to update, revise, or reaffirm this Fairness Opinion. OEM Capital Corp. expresses no opinion as to the Company’s underlying business decision to effect the Transaction.

Prior to this Engagement, OEM Capital Corp. has provided financial advisory services to the Company and has received a retainer fee for rendering these services. However, we have not acted as financial advisor to the Company or the Board of Directors in connection with the Transaction. We will receive a fee for our services rendered in this Engagement, a portion of which we have already received, and the balance of which we will receive upon the delivery to

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the Board of Directors of this Fairness Opinion. In addition, the Company has agreed to indemnify us from certain liabilities arising out of this Engagement.

It is understood that this letter is for the information of the Board of Directors of MCT and may not be used for any other purpose without our prior written consent; except that the Company may include information concerning this Fairness Opinion in any filing required by applicable securities laws; provided, however, that such disclosure must meet with OEM Capital Corp.’s reasonable approval.

Based upon and subject to the foregoing, our experience as investment bankers, on the basis of our review and analysis and such other factors as we deemed relevant, it is our opinion, as of the date hereof, that the terms of the Transaction are fair from a financial point of view to the Company and its shareholders.

Very truly yours,

/s/ Ronald J. Klammer
Ronald J. Klammer
President

OEM CAPITAL CORP.

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MICRO COMPONENT TECHNOLOGY, INC.

PROXY

SPECIAL SHAREHOLDERS’ MEETING

November 26, 2008

The undersigned shareholder of Micro Component Technology, Inc. (“MCT”), does hereby constitute and appoint Roger Gower, Chief Executive Officer, and Bruce Ficks, Chief Financial Officer, and each of them, as his or her proxy, with full power of substitution, to attend the Special Meeting of the Shareholders of MCT to be held at 11:00 a.m. on Wednesday, November 26, 2008, at the headquarters of Micro Component Technology, Inc., 2340 West County Road C, St. Paul, Minnesota 55113, or any continuation or adjournment thereof, with full power to vote and act for the undersigned, in his or her name, and to vote all stock of MCT held by him or her, to the same extent and with the same effect as the undersigned, in the manner specified below.  The undersigned hereby revokes any other proxy previously given by him or her.

1.	To approve an amendment to the Company’s Articles of Incorporation to change the name of the Company to MCT, Inc.

		☐	FOR
		☐	AGAINST
		☐	ABSTAIN

2.

To approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance by the Company from 100,000,000 shares to 300,000,000 shares.

		☐	FOR
		☐	AGAINST
		☐	ABSTAIN

3.	In their discretion on any other matter that may properly come before the meeting or any adjournment or adjournments thereof.

Date:	, 2008.

Please date and sign above exactly as name appears at the left, indicating, where appropriate, official capacity. If stock is held in joint tenancy, each joint owner must sign.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR,

IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders, Audit Committee and Board of Directors

Micro Component Technology, Inc. and Subsidiaries

St. Paul, MN

We have audited the accompanying consolidated statements of operations, shareholders’ deficit and cash flows of Micro Component Technology, Inc. and Subsidiaries for the year ended December 31, 2005. These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Micro Component Technology, Inc. and Subsidiaries for the year ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the company has suffered recurring losses from operations and has a stockholders’ deficit. These factors raise substantial doubt about its ability to continue as a going concern. Managements plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Minneapolis, Minnesota

February 3, 2006

(except for Note 5, as to which the date is February 17, 2006)

Virchow, Krause & Company, LLP

Certified Public Accountants & Consultants • An Independent Member of Baker Tilly International

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee, Stockholders and Board of Directors of

Micro Component Technology, Inc. and Subsidiaries

St. Paul, MN

We have audited the accompanying consolidated balance sheets of Micro Component Technology, Inc, and Subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effective of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Micro Component Technology, Inc. and Subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the company has suffered recurring losses from operations and has a stockholders’ deficit. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Olsen, Thielen & Co. Ltd.

St. Paul, Minnesota

March 28, 2008